AFFINITY GOLD CORP.
7950 Main Street, Suite #217
Maple Grove, MN 55369

Symbol: AFYG - Pinksheets

June 17, 2010
NEWS RELEASE

AFFINITY GOLD CORP. PROVIDES UPDATE REGARDING SUBSIDIARY’S CHANGE IN
MINING PRODUCER CLASSIFICATION

Maple Grove, Minnesota – June 17, 2010 – Affinity Gold Corp. (AFYG.pk) (“Affinity” or “the Company”) provides update regarding its Peruvian subsidiary’s change in mining classification and resulting impact on production plans of its flagship project.

As legally required, and a prerequisite to the upcoming renewal of the flagship project’s concession rights, the Company’s subsidiary, AMR Project Peru, S.A.C. (“AMR”) has filed with the Central Authorities in Lima, Peru, notification of its ownership of 99.9% by a US Corporation (Affinity Gold Corp.) which will subsequently change AMR’s mining producer classification.  Due to AMR being owned by a corporation, it will no longer qualify for the mining producer classification known as a“Pequeño Productor Minero” (PPM), also referred to as a “Small-scale Mining Producer,” under what is referred to as the “Exceptional Regime.”  Going forward, AMR will be subject to the regulatory rules under the “General Regime” according to the Peruvian General Mining Law.

AMR’s current classification under the “Exceptional Regime” as a “Pequeño Productor Minero” (PPM), a Small-Scale Mining Producer, allows for lower concession maintenance fee structure. In addition, under the “Exceptional Regime”, the review and approval process for the Environment Impact Assessment (EIA) issuance occurs with the Regional Authorities.  AMR’s new classification under the “General Regime” mandates that the EIA review and approval process occur with the Central Authorities in Lima.

The review of the EIA by the Central Authority, which is a process likely to require an additional  four to six months to complete must occur prior to commencing production, which the company expects to  commence production approximately nine (9) to twelve (12) months from now.

Antonio Rotundo, President and CFO, commented, “in spite of this additional setback this doesn’t change what we know about our asset.  We will continue to move forward in the development of our project.”

About Affinity Gold Corp.: Affinity Gold Corp. is a mineral exploration and development company engaged in the acquisition, exploration and development of gold mineralization properties internationally. Affinity Gold Corp.’s current primary focus is gold exploration in Peru.

Through its 99.99% owned subsidiary AMR Project Peru, S.A.C., Affinity Gold Corp. is the owner of the mining concession title named “AMR Project” covering 500 hectares and the mining concession certificate as evidenced by Resolution No.4631-2006-INACC/J granted to AMR by the Republic of Peru, National Institute of Concessions and Mining Cadastre on October 25, 2006 (the “Mining Concession Rights”), now named as Mining Geological and Metallurgical Institute of Perú (INGEMMET).

www.affinitygold.com

CONTACT: Affinity Gold Corp., +1-763-424-4754, info@affinitygold.com

For further information please refer to the Company’s filings with the SEC on EDGAR available at www.sec.gov

FORWARD-LOOKING STATEMENTS
This news release may include "forward-looking statements" regarding Affinity Gold Corp., and its subsidiaries, business and project plans. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Affinity Gold Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Affinity Gold Corp. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.